Exhibit 4.6

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of June 13, 2014 among DaVita HealthCare Partners Inc., a Delaware corporation (the “Company”), each of the entities listed on the signature pages hereto under the caption “Current Subsidiary Guarantors” (each, a “Current Guarantor” and, collectively, the “Current Guarantors”), each of the entities listed on the signature pages hereof under the caption “Additional Guarantors” (each, an “Additional Guarantor” and, collectively, the “Additional Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors (as defined in the Indenture referred to below) party thereto and the Trustee have entered into an Indenture dated as of August 28, 2012 (the “Indenture”) relating to the Company’s 5.750% Senior Notes due 2022, as amended by the First Supplemental Indenture thereto, dated as of November 1, 2012 (the “First Supplemental Indenture”);

WHEREAS, on the date hereof, the Company, the Current Guarantors, the Additional Guarantors and the Trustee are entering into an Indenture (the “2024 Indenture”) relating to the Company’s 5.125% Senior Notes due 2024;

WHEREAS, in accordance with Section 4.19 of the Indenture and the other terms thereof, each of the Additional Guarantors is to become a Subsidiary Guarantor (as defined in the Indenture) under the Indenture;

WHEREAS, all acts and requirements necessary to make this Second Supplemental Indenture the legal, valid and binding obligation of the Company, the Current Guarantors and the Additional Guarantors have been done.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Second Supplemental Indenture hereby agree as follows:

Section 1. The terms “Second Supplemental Indenture,” “Current Guarantors,” “Additional Guarantors,” “Additional Guarantor” and “Indenture” have the respective meanings set forth in the first paragraph and recitals above. Other capitalized terms used herein have the respective meanings ascribed thereto in the Indenture.

Section 2. Each Additional Guarantor hereby agrees, jointly and severally with all other Guarantors, and fully and unconditionally, to be a Subsidiary Guarantor under the Indenture and to Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under the Indenture on a senior basis, in each case on the terms and subject to the conditions set forth in Article Eleven of the Indenture, and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

Section 3. This Second Supplemental Indenture is an amendment supplemental to the Indenture, and the First Supplemental Indenture, and the Indenture, the First Supplemental Indenture and this Second Supplemental Indenture will henceforth be read together.

Section 4. This Second Supplemental Indenture shall become effective concurrently with the effectiveness of the 2024 Indenture.

Section 5. This Second Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

Section 6. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. The recitals and statements herein are deemed to be those of the Company, the Current Guarantors and the Additional Guarantors and not of the Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

DAVITA HEALTHCARE PARTNERS INC.

By:
Name:	Chetan P. Mehta
Title:	Group Vice President, Finance

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly exe- cuted as of the date first written above.

CURRENT GUARANTORS:

ALAMOSA DIALYSIS, LLC
CARROLL COUNTY DIALYSIS FACILITY, INC.
CONTINENTAL DIALYSIS CENTER OF SPRINGFIELD-FAIRFAX, INC.
CONTINENTAL DIALYSIS CENTER, INC.
DAVITA – WEST, LLC
DAVITA OF NEW YORK, INC.
DAVITA RX, LLC
DIALYSIS HOLDINGS, INC.
DIALYSIS SPECIALISTS OF DALLAS, INC.
DNH MEDICAL MANAGEMENT, INC. (DBA THE CAMDEN GROUP)
DNP MANAGEMENT COMPANY, LLC
DOWNRIVER CENTERS, INC.
DVA HEALTHCARE OF MARYLAND, INC.
DVA HEALTHCARE OF MASSACHUSETTS, INC.
DVA HEALTHCARE OF PENNSYLVANIA, INC.
DVA HEALTHCARE PROCUREMENT SERVICES, INC.
DVA HEALTHCARE RENAL CARE, INC.
DVA LABORATORY SERVICES, INC.
DVA OF NEW YORK, INC.
DVA RENAL HEALTHCARE, INC.
EAST END DIALYSIS CENTER, INC.
ELBERTON DIALYSIS FACILITY, INC.
FLAMINGO PARK KIDNEY CENTER, INC.
FORT DIALYSIS, LLC
FREEHOLD ARTIFICIAL KIDNEY CENTER, L.L.C.
GREENSPOINT DIALYSIS, LLC
HEALTHCARE PARTNERS ASC-LB, LLC
HEALTHCARE PARTNERS HOLDINGS, LLC
HEALTHCARE PARTNERS NEVADA, LLC
HEALTHCARE PARTNERS SOUTH FLORIDA, LLC
HEALTHCARE PARTNERS, LLC
HILLS DIALYSIS, LLC
HOUSTON KIDNEY CENTER/TOTAL RENAL CARE INTEGRATED SERVICE NETWORK LIMITED PARTNERSHIP
JSA CARE PARTNERS, LLC
JSA HEALTHCARE CORPORATION
JSA HEALTHCARE NEVADA, L.L.C.
JSA HOLDINGS, INC.
JSA P5 NEVADA, L.L.C.
KIDNEY CARE SERVICES, LLC
KNICKERBOCKER DIALYSIS, INC.
LIBERTY RC, INC.
LINCOLN PARK DIALYSIS SERVICES, INC.
MAPLE GROVE DIALYSIS, LLC
MASON-DIXON DIALYSIS FACILITIES, INC.
NEPHROLOGY MEDICAL ASSOCIATES OF GEORGIA, LLC
NEPTUNE ARTIFICIAL KIDNEY CENTER, L.L.C.
NORTH ATLANTA DIALYSIS CENTER, LLC

NORTH COLORADO SPRINGS DIALYSIS, LLC
NORTHRIDGE MEDICAL SERVICES GROUP, INC.
PALO DIALYSIS, LLC
PATIENT PATHWAYS, LLC
PHYSICIANS CHOICE DIALYSIS OF ALABAMA, LLC
PHYSICIANS CHOICE DIALYSIS, LLC
PHYSICIANS DIALYSIS ACQUISITIONS, INC.
PHYSICIANS DIALYSIS VENTURES, INC.
PHYSICIANS DIALYSIS, INC.
PHYSICIANS MANAGEMENT, LLC
RENAL LIFE LINK, INC.
RENAL TREATMENT CENTERS—CALIFORNIA, INC.
RENAL TREATMENT CENTERS—HAWAII, INC.
RENAL TREATMENT CENTERS—ILLINOIS, INC.
RENAL TREATMENT CENTERS—MID-ATLANTIC, INC.
RENAL TREATMENT CENTERS—NORTHEAST, INC.
RENAL TREATMENT CENTERS—SOUTHEAST, LP
RENAL TREATMENT CENTERS—WEST, INC.
RENAL TREATMENT CENTERS, INC
RMS LIFELINE, INC.
ROCKY MOUNTAIN DIALYSIS SERVICES, LLC
SHINING STAR DIALYSIS, INC.
SIERRA ROSE DIALYSIS CENTER, LLC
SOUTHWEST ATLANTA DIALYSIS CENTERS, LLC
THE DAVITA COLLECTION, INC.
THP SERVICES, INC.
TOTAL ACUTE KIDNEY CARE, INC.
TOTAL RENAL CARE TEXAS LIMITED PARTNERSHIP
TOTAL RENAL CARE, INC.
TOTAL RENAL LABORATORIES, INC.
TOTAL RENAL RESEARCH, INC.
TRC—INDIANA, LLC
TRC OF NEW YORK, INC.
TRC WEST, INC.
TREE CITY DIALYSIS, LLC
VILLAGEHEALTH DM, LLC

By:
Name:	Chetan P. Mehta
Title:	Group Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ADDITIONAL GUARANTORS:

ABQ HEALTH PARTNERS, LLC
ARIZONA INTEGRATED PHYSICIANS, INC.
HEALTHCARE PARTNERS ARIZONA, LLC
MEDICAL GROUP HOLDING COMPANY, LLC
LAS VEGAS SOLARI HOSPICE CARE, LLC

By:
Name:	Chetan P. Mehta
Title:	Group Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Signature Page to Second Supplemental Indenture